UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2004

AUGUST TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-30637	41-1729485
(Commission File Number)	(IRS Employer Identification No.)

4900 West 78th Street Bloomington, Minnesota 55435
(Address of Principal Executive Offices) (Zip Code)

(952) 820-0080
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last reports

Item 2.                    Acquisition or Disposition of Assets.

On July 27, 2004, August Technology Corporation (the “Company”) completed the purchase of DMSVision Software from Inspex Inc. pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) dated June 23, 2004 between the Company and Inspex Inc.  The Purchase Agreement was approved by the United States Bankruptcy Court for the District of Massachusetts as required.  In accordance with the Purchase Agreement, the Company paid $2.1 million to Inspex, Inc. for the DMSVision Software.  Inspex, Inc. may be entitled to future consideration based on DMSVision Software revenues resulting from new orders received in the 12 months after the purchase.

Item 7.                    Financial Statements and Exhibits.

(a)           Financial statements of the businesses acquired:  None.

(b)           Pro forma financial information:

It would be impracticable for the Company to provide the pro forma financial information required by Article 11 of Regulation S-X at the time of filing of this Form 8-K.  The Registrant will file the required pro forma financial information as soon as practicable, but not later than sixty days after the date on which this Form 8-K must be filed.

(c)           Exhibits:

2.1           Asset Purchase Agreement with Inspex, Inc. dated June 23, 2004.  Upon request of the Commission, the Registrant agrees to furnish a copy of any of the exhibits and schedules to the Asset Purchase Agreement and identified therein.

99.1         Press release dated July 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 28, 2004

AUGUST TECHNOLOGY CORPORATION

By	/s/ Stanley D. Piekos
Stanley D. Piekos, Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

AUGUST TECHNOLOGY CORPORATION
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
July 27, 2004	000-30637

EXHIBIT NO.	ITEM

2.1	Asset Purchase Agreement with Inspex, Inc. dated June 23, 2004

99.1	Press release dated July 28, 2004